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                                                                    EXHIBIT 23.2

Ham, Langston & Brezina, L.L.P.
Certified Public Accountants

                      CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
Berens Industries, Inc.

We consent to the use of our Report dated August 25, 1999, relating to the financial statements of BerensGallery.com, Inc. as of June 15, 1999 incorporated by reference herein.

                                        /s/ Ham, Langston & Brezina, L.L.P.

October 8, 1999
Houston, Texas